Exhibit 99.1

News Release

Contact:
John Sorensen
Phone: 914-595-8204

VISANT CORPORATION ANNOUNCES
$100 MILLION VOLUNTARY TERM LOAN PRE-PAYMENT
AND
CLOSING OF SALE OF SCHOOL PHOTOGRAPHY BUSINESSES IN THE U.S. AND CANADA

Visant Corporation announced today that it has made an optional pre-payment of $100 million on its Term Loan C facility. After giving effect to this optional prepayment, Visant’s remaining term borrowings are $716.5 million in principal amount.

“Visant’s strong free cash flow has allowed us to consistently pay down our term borrowings during our first seven quarters of operations” said Marc Reisch, Chairman, President and Chief Executive Officer of Visant. “During this same time period we have invested back into our operating businesses, including approximately $100 million of capital expenditures, and our investment in the recently announced acquisition of Dixon Web, a leading provider of innovative marketing services.”  In 2005 Visant also voluntarily pre-paid $203.5 million of scheduled payments under its term loan facilities.

Visant Corporation also announced that it consummated the sale of its Jostens, Inc. school photography businesses in the United States and Canada to affiliates of Lifetouch Inc. on June 30, 2006. Visant had announced entry into definitive agreements for such sales in early June. The aggregate gross proceeds from such sales are approximately $65.0 million. In connection with the closing of these transactions, Lifetouch assumed Jostens school photography operations in the U.S. and Canada.

Visant expects to release second quarter 2006 results on August 3, 2006. Further details on the earnings release will be made available at http://www.visant.net.

ABOUT VISANT CORPORATION

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics and educational publishing markets.

Jostens is a leading provider of school-related affinity products and services that help people celebrate important moments, recognize achievements and build affiliation. Jostens’ operations  Jostens will continue in its scholastic (production of class rings and graduation products) and yearbook segments following the sale of the school photography businesses in the U.S. and Canada.

Visant’s Marketing and Publishing Services segment produces multi-sensory and interactive advertising sampling systems, primarily for the fragrance, cosmetics and personal care markets, and innovative products and services to the direct marketing sector. The group also produces testing and supplemental materials and related components for educational publishers. Visant’s Educational Textbook business produces four-color case-bound educational textbooks.

For more information, please see our website at www.visant.net .

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release may contain “forward-looking statements.”  Forward-looking statements are based on our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “continue”, “believe”, or the negative thereof or other similar expressions that are intended to identify forward-looking statements and information. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the company or industry results, to differ materially from historical results, any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on estimates and assumptions by our management that, although we believe are reasonable, are inherently uncertain and subject to a number of risks and uncertainties, and you should not place undue reliance on them. Such risks and uncertainties include those set forth in our filings with the Securities and Exchange Commission. These factors could cause actual results to differ materially from historical results or those anticipated or predicted by the forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law.

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